Exhibit 99.1

FOR IMMEDIATE RELEASE

SiTime Completes Acquisition of Renesas’ Timing Business

Accelerates Path to $1 Billion of Revenue as the Premier Pure-Play Precision Timing Company

SANTA CLARA, Calif. and TOKYO, July 1, 2026 – SiTime Corporation (Nasdaq: SITM) (“SiTime” or the “Company”), the Precision Timing company, today announced that it has completed the acquisition of certain assets from Renesas Electronics Corporation (TSE: 6723) (“Renesas”).

Rajesh Vashist, chairman and CEO of SiTime, said, “SiTime has created the Precision Timing category, and is the only semiconductor company fully dedicated to all aspects of timing. The acquisition of Renesas’ timing business marks a monumental milestone that will transform SiTime. We are accelerating our path to $1B in revenue, growing our clocking portfolio by 10x, expanding our presence in the high-growth AI datacenter market and scaling our gross margins to the higher end of our target range. As we continue to innovate to provide the most compelling system solutions that solve difficult timing problems, we expect to get even closer to our customers and become the default timing choice, not just for oscillators but also for clocks and resonators. The opportunity ahead is massive, we are just getting started, and we look forward to delivering exceptional value to our shareholders.”

SiTime announced the acquisition in February 2026. With the transaction, the company has acquired from Renesas the preeminent brand in clocking with a 30-year legacy of highly differentiated clocking products and an enviable financial profile. It has delivered sustained financial performance of approximately 70% gross margin. It serves over 10,000 customers, with nearly 75% of revenue in the AI-Datacenter-Comms segment and the remainder in industrial and automotive. In the 12 months following this acquisition, the business is expected to generate at least $300 million in revenue, catalyzed by SiTime’s sales and go-to-market expertise.

Hidetoshi Shibata, CEO of Renesas, said, “The completion of this transaction marks an important milestone, but it is just the beginning of our journey with SiTime. Together, we will explore a strategic collaboration to integrate SiTime’s MEMS resonators into Renesas’ embedded computing products for the next generation of intelligent devices.”

The companies signed a partnership MOU in February 2026, alongside the acquisition announcement, to explore strategic collaboration. Hidetoshi Shibata is expected to join SiTime’s Board of Directors.

About SiTime

SiTime is the Precision Timing company. Our semiconductor MEMS programmable solutions offer a rich feature set that enables customers to differentiate their products with higher performance, smaller size, lower power, and better reliability. With more than 4 billion devices shipped, SiTime is changing the timing industry. For more information, visit www.sitime.com.

About Precision Timing

Timing is the heartbeat of all electronic systems, ensuring reliable operation over their lifetime. For decades, quartz-based devices, built on non-semiconductor technology, have delivered this critical function, but they struggle in harsh, demanding environments. SiTime’s Precision Timing, based on semiconductor MEMS technology, delivers superior performance, greater resilience, smaller size and higher reliability. Today, it powers more than 400 applications, including those in high-growth segments such as AI data centers, industrial and humanoid robots, mobile, wearables, IoT and automated driving.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events, results or achievements, including, but not limited to, revenue forecasts for the 12 months following the acquisition. Actual events, results or achievements may differ materially from those contemplated in this press release. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those described in the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q that has been filed with the Securities and Exchange Commission, and other filings SiTime makes with the Securities and Exchange Commission from time to time, including SiTime’s Annual Report on Form 10-K that has been filed for the year ended December 31, 2025. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and no person assumes any obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Shelton Group

Leanne Sievers | Brett Perry

sitm-ir@sheltongroup.com

SiTime Corporation

Beth Howe

Chief Financial Officer

investor.relations@sitime.com